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                                                                      EXHIBIT 21
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                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)


Samsonite Europe N.V.                         Belgium
     Samsonite S.A.                           France
     Samsonite Limited                        United Kingdom
     Samsonite B.V.                           Netherlands
     Samsonite Ges.m.b.H.                     Austria
     Samsonite GmbH                           Germany
     Samsonite-Hungaria Luggage Ltd.          Hungary
     Samsonite Finanziaria S.r.l.             Italy
          Samsonite Italia S.r.l.             Italy
               Saturn & Saturn S.r.l.         Italy
                    Bogey S.r.l.              Italy
     Samsonite Espana S.A.                    Spain
     Samsonite AB (Aktiebolag)                Sweden
     Samsonite A/S                            Denmark
     Samsonite AG                             Switzerland

Samsonite Latinoamerica, S.A. de C.V.         Mexico
     Samsonite Mexico, S.A. de C.V.           Mexico
Samsonite Comercio E Participacoes Ltda.      Brazil
     Samsonite Industrial E Comercial Ltda.   Brazil
Samsonite Canada Inc.                         Canada
Samson S.A. de C.V.                           Mexico
Samsonite Mauritius Limited                   Mauritius
     Samsonite India Private Limited          India
Samsonite Singapore Pte Ltd                   Singapore
Samsonite Asia Limited                        Hong Kong
Samsonite Mercosur Limited                    Bahamas
Samsonite Brasil Ltda.                        Brazil

A.T. Retail, Inc.                             Indiana
Samsonite Pacific Ltd.                        Colorado
Direct Marketing Ventures, Inc.               Colorado
Legacy Luggage Inc.                           Colorado
Samsonite Service Corporation                 Colorado

Astrum R.E. Corp.                             Delaware
KBBL Inc.                                     Delaware

McGregor Corporation                          New York
     Hortex Incorporated                      Texas
     Gilead Manufacturing Corporation         Rhode Island
     Jody Apparel, Inc.                       New York
     WMI, Inc.                                Delaware
     Wonderknit Corporation                   New York
     McGregor China Corp.                     Delaware
     Bernhard Altmann (CA) Ltd.               Canada